Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------




We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 20, 2006, relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Franklin Resources, Inc. (the "Company"), which appears in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 26, 2006, relating to the financial statements of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan (the "Plan"), which appears in the Plan's Annual Report on Form 11-K for the fiscal year ended July 31, 2006.


/s/ PricewaterhouseCoopers LLP
San Francisco, California
May 30, 2007